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                          [ARTHUR ANDERSEN LETTERHEAD]

                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 26, 1999 (except with respect to matters discussed in Note 12 as to which the dates are November 19, 1999, and December 22, 1999) related to the financial statements of Distributed Processing Technology Corp., which are included in Adaptec, Inc.'s current report on Form 8-K/A filed on March 3, 2000, and to all references to our Firm included in this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

Orlando, Florida,
April 6, 2000